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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ____________________

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              ____________________

                           Host Marriott Corporation

             (Exact name of Registrant as specified in its charter)

          MARYLAND                                 53-0085950
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)                  Identification No.)


10400 Fernwood Road                                 20817-1109
Bethesda, Maryland                                  (Zip Code)
(Address of Principal Executive Offices)

If this form relates to the               If this form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to section 12(g) of the
Exchange Act and is effective             Exchange Act and is effective
pursuant to General Instruction           pursuant to General Instruction
A.(c), please check the following         A.(d), please check the following
box. [X]                                  box. [_]

Securities Act registration statement file number to which this form relates:
        333-67907
        ---------
     (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

  10% Class B Cumulative Redeemable Preferred Stock, par value $.01 per share
                                    (Title of Class)

Securities to be registered pursuant to Section 12(g) of the Act:
    None

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Item 1.  Description of Registrant's Securities to be Registered.

         A complete description of the 10% Class A Cumulative Redeemable Preferred Stock, par value $.01 per share, of Host Marriott Corporation (the "Registrant"), which is to be registered hereunder is contained under the caption "Description of the Class B Preferred Stock" in the Prospectus Supplement, dated November 19, 1999, to Prospectus, dated December 30, 1998, relating to the offering of 4,000,000 shares of Preferred Stock of the Registrant (4,600,000 shares if the underwriters' overallotment option is exercised in full) which was filed pursuant to 424(b) by the Registrant with the Securities and Exchange Commission on November 23, 1999. Such description is hereby incorporated by reference.

Item 2.  Exhibits

         The following exhibits are filed herewith or are incorporated by reference as indicated below.


    Exhibit
     Number                                        Description
--------------  ------------------------------------------------------------------------
      3.1       Articles of Amendment and Restatement of Articles of Incorporation of
                the Registrant (incorporated by reference to Exhibit 3.1 of Host
                Marriott Corporation Registration Statement No. 333-67907).
      4.1       Form of Articles Supplementary for the 10% Class B Cumulative
                Redeemable Preferred Stock of the Registrant.
      4.2       Specimen Certificate for shares of 10% Class B Cumulative
                Redeemable Preferred Stock of the Registrant.

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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                       HOST MARRIOTT CORPORATION

Date:  November 23, 1999               By:  /s/ Christopher G. Townsend
                                            -------------------------------
                                            Name:  Christopher G. Townsend
                                            Title: Senior Vice President and
                                                      Corporate Secretary
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                                 EXHIBIT INDEX

    Exhibit
     Number                               Description
--------------  --------------------------------------------------------------
      3.1       Articles of Amendment and Restatement of Articles of
                Incorporation of the Registrant (incorporated by reference to
                Exhibit 3.1 of Host Marriott Corporation Registration Statement
                No. 333-67907).
      4.1       Form of Articles Supplementary for the 10% Class B Cumulative
                Redeemable Preferred Stock of the Registrant.
      4.2       Specimen Certificate for shares of 10% Class B Cumulative
                Redeemable Preferred Stock of the Registrant.